UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2021

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston St., Suite 1200,

Boston, MA 02116

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FCRD	NASDAQ Global Select Market
6.125% Senior Notes due 2023	FCRW	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement.

On June 21, 2021 (the “Redemption Date”), First Eagle Alternative Capital BDC, Inc. (the “Company”) completed the redemption in full of all of the $60 million aggregate principal amount of its issued and outstanding 6.75% Notes due 2022 (the “Notes”) at a redemption price of 100% of the outstanding principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date of approximately $0.38 per $25 principal amount of the Notes being redeemed. As a result, the Indenture, dated as of November 18, 2014, as supplemented by the Second Supplemental Indenture, dated as of December 14, 2015 (the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Notes, was satisfied and discharged and the Company has no further obligations under the Notes or the Indenture with respect to the Notes.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 17, 2021. There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 26,033,725 shares of the Company’s common stock, out of a total number of 30,109,384 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. There were no broker non-votes for Proposals 2 and 4. Following are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 — Election of Directors

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement, were elected as directors to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Director	For	Withheld	Broker Non-vote
Christopher J. Flynn	15,468,739	694,172	9,870,814
Edmund P. Giambastiani, Jr.	15,243,504	919,407	9,870,814
Nancy Hawthorne	15,175,244	987,667	9,870,814
James D. Kern	15,300,448	862,463	9,870,814
Deborah McAneny	15,446,879	716,032	9,870,814
Jane Musser Nelson	15,470,053	692,858	9,870,814

Proposal 2 — Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was approved. The following votes were taken in connection with this proposal

For	Against	Abstain
25,112,026	521,709	399,990

Proposal 3 — Approval of an Amendment to Third Amended and Restated Certificate of Incorporation

A proposal to approve an amendment to our Third Amended and Restated Certificate of Incorporation (“Charter”) to remove the ability of the continuing directors to remove any director for cause and allow stockholders to remove directors, with or without cause, by the holders of a majority of shares then entitled to vote was approved. The following votes were taken in connection with this proposal.

For	Against	Abstain	Broker Non-vote
15,210,798	807,071	145,042	9,870,814

Proposal 4 — Approval of Adjournment of the Annual Meeting to Solicit Additional Proxies

A proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies was approved. A vote was not taken on this proposal as there were sufficient votes present to conduct the business of the Annual Meeting. The vote, prior to the Annual Meeting, to approve such proposal was as follows:

For	Against	Abstain
24,598,296	1,114,553	320,876

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

Date: June 22, 2021	By:	/s/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

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